Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term High Income Fund
    Class A shares, Class B shares,
    Class C shares and Class R shares
    with the Merrill Lynch High Yield Master II Index and a Customized Limited Term High Yield Index


    EXHIBIT A:


                   Dreyfus Premier     Dreyfus Premier   Dreyfus Premier  Dreyfus Premier   Merrill Lynch
       PERIOD       Limited Term        Limited Term      Limited Term     Limited Term      High Yield    Customized Limited Term
                   High Income Fund    High Income Fund High Income Fund  High Income Fund Master II Index   High Yield Index*
                   (Class A shares)    (Class B shares)  (Class C shares) (Class R shares)

       6/2/97           9,549               10,000           10,000            10,000          10,000             10,000
      12/31/97          10,063              10,504           10,497            10,544          10,856             10,632
      12/31/98          10,053              10,441           10,399            10,559          11,176             11,128
      12/31/99          10,253              10,595           10,527            10,795          11,457             11,711
      12/31/00          9,816               10,093           10,005            10,362          10,871             11,581




    *Source: Bloomberg L.P.
================================================================================

        Comparison of change in value of $10,000 investment in Dreyfus Premier Core Value Fund
        Class A shares with the
        Standard & Poor's 500/BARRA Value Index

                EXHIBIT A:


                 PERIOD                        Dreyfus Premier Core Value Fund   Standard & Poor's 500/
                                               (Class A shares)                  /BARRA Value Index*

                12/31/90                           9,423                              10,000
                12/31/91                           11,578                             12,256
                12/31/92                           12,045                             13,547
                12/31/93                           14,034                             16,066
                12/31/94                           14,082                             15,965
                12/31/95                           19,090                             21,872
                12/31/96                           23,182                             26,682
                12/31/97                           29,026                             34,684
                12/31/98                           31,074                             39,775
                12/31/99                           36,445                             44,834
                12/31/00                           40,529                             47,560

        *Source: Lipper Inc.

================================================================================

        Comparison of change in value of $10,000 investment in Dreyfus Premier Managed Income Fund
        Class A Shares with the
        Lehman Brothers Aggregate Bond Index

        EXHIBIT A:


                        Dreyfus Premier
         PERIOD         Managed Income Fund             Lehman Brothers
                        (Class A shares)               Aggregate Bond Index*



        12/31/90            9,548                      10,000
        12/31/91           11,173                      11,600
        12/31/92           12,153                      12,458
        12/31/93           13,920                      13,673
        12/31/94           13,205                      13,274
        12/31/95           15,492                      15,726
        12/31/96           16,022                      16,296
        12/31/97           17,591                      17,869
        12/31/98           18,453                      19,422
        12/31/99           18,130                      19,263
        12/31/00           19,859                      21,503



        *Source: Lipper Inc.